Filed Pursuant to Rule 424(b)(3)

Registration No. 333-140240

March 2009 Performance Update

The Frontier Fund Supplement Dated April 8, 2009 to Prospectus Dated February 11, 2009

T H E     F R O N T I E R     F U N D ’ S     G O A L : To provide you – the investor – with a managed futures product that, over the long term, provides attractive returns, reduces volatility, and improves the overall performance of your investment portfolio.

March performance for the various Series of The Frontier Fund is detailed below:*

The Frontier Fund Class 2	March 31, 2009 MTD	March 31, 2009 YTD	NAV / Unit
Balanced Series-2	-1.36%	0.77%	$143.54
Balanced Series-2a	-1.45%	0.54%	$121.95
Campbell/Graham/Tiverton Series-2	-2.74%	-1.92%	$121.77
Currency Series-2	-2.04%	-5.08%	$103.75
Long/Short Commodity Series-2	1.69%	4.50%	$114.20
Winton/Graham Series-2	-2.37%	-1.90%	$128.99
Winton Series-2	-1.64%	-1.56%	$137.86
Long Only Commodity Series-2	3.71%	-5.61%	$70.28
Managed Futures Index Series-2	-2.68%	-5.99%	$131.33

Additional information, including monthly rates of return, concerning the aforementioned Series and the Trading Advisor(s) is contained in the Prospectus and the respective Series Appendix to the Prospectus.

*	The above table sets forth the actual performance for the Class and Series as of March 31, 2009. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expense, and before addition of interest income) is adjusted for the trading expenses, management fees, initial service fees, on-going service fees, and interest income of the applicable Series.

THIS INSERT MUST BE ACCOMPANIED OR PRECEDED BY THE CURRENT PROSPECTUS OF THE FRONTIER FUND

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

THE FRONTIER FUND BALANCED SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

March 31, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(1,392,990.37)
Unrealized trading gain/(loss)			538,502.19
Less: commissions			(38,615.85)
Less: FCM fees			(37,553.04)
Foreign currency gain/(loss)			3,546.26
Interest income			1,939.16

Total Income			(925,171.65)

EXPENSES

Management fees			28,826.23
Incentive fees			88,085.19

Total Expenses			116,911.42

Net Income (Loss)			$(1,042,083.07)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	510,479.55155	$74,284,150.07	145.52
Current month additions	45,791.81064	6,598,561.19
Current month redemptions	(12,994.60747)	(1,857,574.14)
Net Income (loss) for current month		(1,042,083.07)

Net Asset Value, end of current month	543,276.75472	$77,983,054.05	143.54

	Monthly rate of return		-1.36%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Balanced Series 2

THE FRONTIER FUND BALANCED SERIES - 2A

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

March 31, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(40,531.45)
Unrealized trading gain/(loss)			14,490.95
Less: commissions			(1,121.26)
Less: FCM fees			(1,095.40)
Foreign currency gain/(loss)			105.68
Interest income			703.08

Total Income			(27,448.40)

EXPENSES

Trading Fee			2,246.56
Management fees			1,329.61
Incentive fees			2,430.36

Total Expenses			6,006.53

Net Income (Loss)			$(33,454.93)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	17,046.67135	$2,109,266.45	123.73
Current month additions	2,265.39870	279,000.00
Current month redemptions	(202.04502)	(24,423.00)
Net Income (loss) for current month		(33,454.93)

Net Asset Value, end of current month	19,110.02503	$2,330,388.52	121.95

	Monthly rate of return		-1.45%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Balanced Series 2A

THE FRONTIER FUND CAMPBELL/GRAHAM/TIVERTON SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

March 31, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(43,053.20)
Unrealized trading gain/(loss)			(211,828.59)
Less: commissions			(2,918.01)
Less: FCM fees			(4,577.40)
Foreign currency gain/(loss)			502.70
Interest income			5,909.90

Total Income			(255,964.60)

EXPENSES

Management fees			22,855.19
Incentive fees			(16,319.98)

Total Expenses			6,535.21

Net Income (Loss)			$(262,499.81)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	73,335.67185	$9,181,491.38	125.20
Current month additions	8,875.65437	1,094,829.59
Current month redemptions	(2,889.19860)	(355,073.80)
Net Income (loss) for current month		(262,499.81)

Net Asset Value, end of current month	79,322.12762	$9,658,747.36	121.77

	Monthly rate of return		-2.74%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Campbell/Graham/Tiverton Series 2

THE FRONTIER FUND CURRENCY SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

March 31, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$56,152.45
Unrealized trading gain/(loss)			(390,413.28)
Net change in inter-series payables			290,309.89
Less: FCM fees			(9,092.26)
Interest income			4,033.00

Total Income			(49,010.20)

EXPENSES

Management fees			8,429.34
Incentive fees			—

Total Expenses			8,429.34

Net Income (Loss)			$(57,439.54)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	26,366.92096	$2,792,554.97	105.91
Current month additions	236.67828	25,000.00
Current month redemptions	(467.35219)	(48,487.65)
Net Income (loss) for current month		(57,439.54)

Net Asset Value, end of current month	26,136.24705	$2,711,627.78	103.75

	Monthly rate of return		-2.04%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Currency Series 2

THE FRONTIER FUND LONG/SHORT COMMODITY SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

March 31, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(517,052.26)
Unrealized trading gain/(loss)			794,095.74
Less: commissions			(10,181.22)
Less: FCM fees			(6,610.18)
Foreign currency gain/(loss)			140.02
Interest income			27,452.76

Total Income			287,844.86

EXPENSES

Management fees			45,034.36
Incentive fees			30,738.20

Total Expenses			75,772.56

Net Income (Loss)			$212,072.30

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	106,177.64626	$11,924,461.28	112.31
Current month additions	9,184.77236	1,037,736.82
Current month redemptions	(2,049.97344)	(233,658.98)
Net Income (loss) for current month		212,072.30

Net Asset Value, end of current month	113,312.44518	$12,940,611.42	114.20

	Monthly rate of return		1.69%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Long/Short Commodity Series 2

THE FRONTIER FUND WINTON/GRAHAM SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

March 31, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(289,196.81)
Unrealized trading gain/(loss)			(49,724.94)
Less: commissions			(4,618.44)
Less: FCM fees			(5,723.49)
Foreign currency gain/(loss)			22.28
Interest income			8,881.87

Total Income			(340,359.53)

EXPENSES

Management fees			28,580.61
Incentive fees			(26,105.04)

Total Expenses			2,475.57

Net Income (Loss)			$(342,835.10)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	110,352.55235	$14,578,732.86	132.11
Current month additions	—	—
Current month redemptions	(1,037.82278)	(135,871.50)
Net Income (loss) for current month		(342,835.10)

Net Asset Value, end of current month	109,314.72957	$14,100,026.26	128.99

	Monthly rate of return		-2.37%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Winton/Graham Series 2

THE FRONTIER FUND WINTON SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

March 31, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(99,716.50)
Unrealized trading gain/(loss)			(81,883.25)
Less: commissions			(844.31)
Less: FCM fees			(5,393.51)
Foreign currency gain/(loss)			(345.21)
Interest income			11,840.64

Total Income			(176,342.14)

EXPENSES

Management fees			21,566.96
Incentive fees			(6,410.77)

Total Expenses			15,156.19

Net Income (Loss)			$(191,498.33)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	83,058.98718	$11,642,417.43	140.17
Current month additions	—	—
Current month redemptions	(36.15677)	(5,000.00)
Net Income (loss) for current month		(191,498.33)

Net Asset Value, end of current month	83,022.83041	$11,445,919.10	137.86

	Monthly rate of return		-1.64%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Winton Series 2

THE FRONTIER FUND LONG ONLY COMMODITY SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

March 31, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$25,932.20
Unrealized trading gain/(loss)			1,419.14
Less: commissions			—
Less: FCM fees			(337.10)
Foreign currency gain/(loss)			—
Interest income			1,322.88

Total Income			28,337.12

EXPENSES

Management fees			815.73
Incentive fees			—

Total Expenses			815.73

Net Income (Loss)			$27,521.39

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	11,474.36428	$777,600.46	67.77
Current month additions	37.39312	2,500.00
Current month redemptions	(579.67768)	(39,303.41)
Net Income (loss) for current month		27,521.39

Net Asset Value, end of current month	10,932.07972	$768,318.44	70.28

	Monthly rate of return		3.71%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Long Only Commodity Series 2

THE FRONTIER FUND MANAGED FUTURES INDEX SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

March 31, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(37,305.56)
Unrealized trading gain/(loss)			(6,542.74)
Less: commissions			(393.02)
Less: FCM fees			(650.40)
Foreign currency gain/(loss)			(27.28)
Interest income			2,402.24

Total Income			(42,516.76)

EXPENSES

Management fees			2,596.73
Incentive fees			—

Total Expenses			2,596.73

Net Income (Loss)			$(45,113.49)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	11,459.71825	$1,546,501.66	134.95
Current month additions	1,680.92427	224,388.00
Current month redemptions	—	—
Net Income (loss) for current month		(45,113.49)

Net Asset Value, end of current month	13,140.64252	$1,725,776.17	131.33

	Monthly rate of return		-2.68%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Managed Futures Index Series 2